December 30, 2006

Eric V. Schmidt, CEO
iBeam Solutions, LLC
10 South High Street
Canal Winchester, OH 43110

RE: Letter of Intent dated November 15, 2006

Dear Eric:

By mutual agreement and our signatures noted below, we expressly agree to extend the Letter of Intent signed between our companies on November 15, 2006 to be extended until February 23, 2007.

Thank you.

/s/ Michael Guirlinger
Michael Guirlinger, CEO

For iBeam Solutions, LLC

/s/Eric V. Schmidt
Eric V. Schmidt, CEO